Proteostasis Therapeutics, Inc. (Nasdaq: PTI) NACFC Update Conference Call October 27, 2016 8:00 a.m. ET Exhibit 99.1

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Clinical Data and Timeline Update PTI-428 Phase 1 in CF patients and healthy volunteers (HV) recruiting well Data across both arms of study showed: Increases in CFTR mRNA and protein activity at threshold doses No safety or tolerability issues of concern Food effect study in HV showed increased exposure as expected and confirms consistent biomarker response HV arm: 3rd cohort of MAD expected to conclude in November CF arm: remaining SAD cohorts and all MAD cohorts expected to be completed in November 28 day POC to begin this quarter; FEV1 data expected in Q1 17

Phase 1 Initial Results Evaluating Safety, Tolerability, PK, and Biomarker Data Using PTI-428, A Novel CFTR Modulator Poster #187

Mechanism of Action

Study Designs Each cohort followed by SRC review of PK and safety data Biomarker data collected pre- and post dosing Studies ongoing in both healthy volunteers and CF subjects Interim analysis performed on SAD PTI-428-02

Baseline Demographics (PTI-428-02, SAD) Study population demographics reflect the population expected under the inclusion/exclusion criteria

Pharmacokinetic Data (PTI-428-02 and PTI-428-01, SAD) Exposure to PTI-428 increased in an approximately dose proportional manner PK profile is similar in HV and CF subjects T ½ ~ 14-15 hours

Pharmacokinetic Data (PTI-428-02, MAD) Design: Once per day dosing for 7 days Repeat dosing of 20 mg of PTI-428 PK sample collection through day 1 and day 7 Steady state achieved by day 4 Minimal accumulation after repeat dosing with accumulation ratio for Cmax and AUC(0-24) approximately 1.4

Positive Food Effect in Healthy Volunteers Design: 2 x 2 crossover, 12 healthy female subjects Single dose of 100 mg of PTI-428 administered with and without food (overnight fasted vs high fat meal) PK sample collection up to 72 hours post dose Preliminary data suggests PK is increased when PTI-428 is administered with food

Safety Summary: Adverse Events (PTI-428-02, SAD) No treatment-related adverse events noted

Safety Summary: Laboratory Results (PTI-428-02, SAD) No clinically significant changes in hematologic parameters No clinically significant changes in liver enzymes No safety concerns were identified at SRC Review

Measurement of CFTR mRNA and Protein Have Been Developed as a Clinical Biomarker Amplifiers are the only known CFTR modulators that lead to an increase in immature CFTR protein that results in an increase in mRNA. Thus, a clinical biomarker was designed to detect an increase in CFTR mRNA and protein. Nasal swab biomarker is noninvasive technique to sample the respiratory epithelium

PTI-428 is Biologically Active in Humans After a Single 100 mg Dose Nasal brushing samples from subjects in SAD cohorts collected on multiple time points RNA extracted and analyzed for mRNA expression of CFTR and actin Data from SAD cohorts in HV suggest PTI-428 is biologically active in subjects where specific threshold concentration was achieved In 5 of 6 subjects, the maximum concentration of PTI-428 observed at 8 hours after a single dose was comparable to the EC50 achieved in vitro On average, an approximate 2 fold increase in CFTR protein as compared to baseline was observed at 8 hour post-dosing in the 100 mg cohort

Conclusions Amplifiers are a new class of CFTR modulators Exposure to PTI-428 increased in a dose proportional manner Steady state achieved by day 4 with repeated dosing PK profile was comparable in healthy volunteers and CF subjects No safety concerns identified based on SRC review of laboratory and AE data to date Two-fold increase in CFTR mRNA and protein observed 8 hours following a single dose of PTI-428

Novel CFTR Modulator Combination of Amplifier, Corrector, and Potentiator Provides Advantages Over Two Corrector- Based Combinations Poster #39 A Novel Modulator of CFTR Chloride Ion Mobility With a Distinct Mutation-Specific Profile to Existing CFTR Modulators Poster #67

Amplifier Significantly Increases the Sensitivity of CFTR Modulator HTS Amplifier increased the activity in CFTR modulator HTS (HTS 2) and was able to uncovered active CFTR modulators that would not be identified in a standard non-amplifier HTS (HTS 1).

Amplifiers Enable Identification of Novel CFTR Modulators Screening of a compound library in the presence of amplifier yields a 7-fold enrichment in true positives (compounds that are active in F508del/F508del primary HBE cells)

PTI-801 Corrector is Additive to Lumacaftor and Prevent Ivacaftor-induced Destabilization in F508del/F508del HBE Cells PTI-801 and lumacaftor appear to have complementary activities in both chloride transport and in enhancing F508del-CFTR maturation since combined incubation with both agents leads to an enhanced response relative to treatments of just one of the 2 correctors Similar to published results, chronic exposure (24 hours) to ivacaftor in combination with lumacaftor showed an overall decrease in F508del-CFTR mediated current relative to lumacaftor incubated cells acutely exposed to ivacaftor A lack of chronic ivacaftor-induced reduction in F508del-CFTR activity is seen in the presence of the PTI-801 corrector

Novel CFTR Modulator Combination PTI-NC-733 Restores F508del/F508del HBE Chloride Transport to Non-CF HBE Levels The dual combination of PTI-801 and PTI-808 provide chloride transport activity comparable to the triple combination of lumacaftor with ivacaftor and PTI-428 PTI-NC-733, a preclinical combination product investigating the combined use of PTI-428, PTI-801, and PTI-808, shows the ability to restore F508del-CFTR function to nearly normal (non-mutant) CFTR levels

PTI-CCM Peak Efficacy on F508del-CFTR is Comparable to Ivacaftor under Chronic Conditions and Exhibits Superior Time-Dependent Activity Ussing chamber assay with F508del/F508del HBE cells treated with lumacaftor for 24 h in the presence of PTI-CCM or ivacaftor. (A) Mean peak short circuit current (Isc) from at least 3 replicates. Error bars represent the standard error. (B) Representative Isc traces. Arrows indicate compound addition. CFTR channel activity was activated with forskolin and inhibited with CFTRinh-172.

PTI-CCM Efficacy on Conductance Mutant R117H-CFTR is Comparable to Ivacaftor PTI-CCM activity in conductance in Ussing chamber assay with R117H/F508del HBE cells. cAMP-dependent R117H-CFTR activity was assessed after acute or 24 h PTI-CCM treatment (3.3 µM), or acute ivacaftor (1 µM) treatment. Data represent the mean peak short circuit current (Isc) from at least 3 replicates. Error bars represent the standard error.

Conclusions

- Amplifier is a powerful tool to identify CFTR modulators in an HTS

- PTI-801, a corrector, and PTI-808, a potentiator, could be additive to lumacaftor, consistent with the hypothesis that distinct mechanisms of action lead to a functional synergy
- PTI-801 prevented the chronic ivacaftor-mediated destabilization of F508del-CFTR in HBE
- Amplifier-based triple combinations have a potential therapeutic benefit in F508del homozygote and compound heterozygote CF patient populations
- PTI-NC-733, a novel combinational approach, restored F508del-CFTR to near normal CFTR activity in F508del/F508del HBE cells

- PTI-CCM is a novel CFTR modulator that has shown in-vitro activity when dosed continuously or acutely
- PTI-CCM F508del-CFTR efficacy was comparable to ivacaftor when dosed continuously and exhibited superior time-dependent activity
- PTI-CCM appears to possess a unique theratyping profile and likely could stimulate CFTR activity through a mechanism different from ivacaftor

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